SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           October 8, 1996
                                                          ---------------

                          WINSTAR COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                    1-10726                  13-3585278
----------------------------      -------------          --------------------
(State or Other Jurisdiction      (Commission            (IRS Employer
    of Incorporation)              File Number)           Identification No.)

230 Park Avenue, New York, New York                        10169
----------------------------------------                 ----------
(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code    (212) 687-7577
                                                      --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




                            Exhibit Index -- Page 19

                               Page 1 of 21 Pages

Item 2.           Acquisition or Disposition of Assets.

                  On April 1, 1996, WinStar Communications, Inc. ("WinStar"), WinStar Locate, Inc., a subsidiary of WinStar ("WinStar Locate"), MobileMedia Corporation ("MobileMedia"), and Local Area Telecommunications, Inc., a wholly-owned subsidiary of MobileMedia ("Locate"), executed a Purchase and Sale Agreement (the "Agreement"), pursuant to which WinStar Locate was to acquire (the "Locate Asset Purchase") from Locate all assets comprising its business as a competitive access provider of local digital microwave distribution services and facilities to corporations and long distance and other common carriers, except for assets relating to the telephone switching operation of Locate providing local exchange carrier services in New York City (the "Business"). Among Locate's key assets are two 38 GHz licenses, each providing 100 MHz of bandwidth, for the New York City metropolitan area, including Long Island and Northern New Jersey. In addition, Locate, together with its existing customers, has access to the roofs of numerous buildings, including the World Trade Center and other key sites in New York City.

                  Simultaneously with the execution of the Agreement, WinStar, WinStar Wireless, Inc., a wholly-owned subsidiary of WinStar, and Locate entered into a service agreement (the "Service Agreement") for a term commencing in April 1996 and terminating upon the earlier to occur of (i) the Closing Date (as defined below) or (ii) termination of the Agreement. Pursuant to the Service Agreement, WinStar, directly or through its subsidiaries, agreed to perform certain consulting and related services for Locate in connection with the Business. As full compensation for WinStar's performance of such services, Locate agreed to pay WinStar a fee of $125,000 per month during the term of the Service Agreement, subject to certain adjustments.

                  Consummation of the Locate Asset Purchase was subject to certain closing conditions including (i) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) consent of the Federal Communications Commission and certain state agencies to the transfer of control of, or the assignment of, certain licenses and other authorizations to conduct the Business.

                  Prior to the Closing Date, Locate assigned all of its rights and obligations under the Agreement to Locate, L.L.C. ("Locate LC"), a Delaware limited liability company in which MobileMedia and Locate are members and Locate Manager, Inc. is a managing member. Accordingly, the Agreement was amended to include Locate LLC as a party, with Locate remaining a party and continuing to be liable thereunder.

                  The parties closed the transaction on October 8, 1996 ("Closing Date"). The purchase price for the assets comprising the Business was $17,500,000, which was paid in the form of a promissory note ("Note") due April 8, 1997 and bearing interest at the rate of 8% per annum. WinStar may convert the Note, in whole but not in part, at its election, into that number of shares ("Conversion Shares") of common stock of WinStar ("Common Stock") equal to (i) the principal amount and all accrued and unpaid interest on the Note divided by
(ii) the average of the closing prices of the Common Stock for the five days ending on the date on which WinStar gives written notice of its decision to convert the Note. Locate LLC has no rights of conversion. In the event that WinStar elects to convert the Note into Conversion Shares, it has agreed that, prior to such conversion, it would have declared effective a registration statement providing for the resale of the Conversion Shares.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Business Acquired.

                         Report of Independent Auditors


The Board of Directors and Shareholders
Local Area Telecommunications, Inc.

         We have audited the accompanying balance sheets of the Microwave Division of Local Area Telecommunications, Inc. as of December 31, 1995 and 1994, and the related statements of operations, divisional (deficit) surplus and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Microwave Division of Local Area Telecommunications, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

         As discussed in Note 1 to the financial statements, the Microwave Division's recurring losses from operations and divisional deficit raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. As also discussed in Note 1, on April 1, 1996, the Company entered into an agreement to sell certain of the assets of the Microwave Division to WinStar Communications, Inc.

                                Ernst & Young LLP



MetroPark, New Jersey
April 9, 1996

                            The Microwave Division of
                       Local Area Telecommunications, Inc.

                                 Balance Sheets

                                                                                      December 31,
                                                 June 30, 1996          ------------------------------------
                                                --------------               1995                    1994
                                                 (Unaudited)                 ----                    ----
ASSETS
Current assets
  Cash......................................     $   35,419             $   441,994              $ 1,772,460
  Accounts receivable, net of
    allowance for doubtful accounts
    of $95,000, $90,000 and $73,000
    at June 30, 1996 and December
    31, 1995 and 1994.......................         611,828                538,269                  526,391
  Inventories...............................       3,402,454              3,353,641                2,895,981
  Prepaids and other current assets.........         130,974                171,752                  619,885
                                                  ----------             ----------               ----------
Total current assets........................       4,180,675              4,505,656                5,814,717
Property and equipment, net.................       8,799,170             10,015,056               11,531,900
Security deposits...........................          85,029                 83,308                   85,164
                                                  ----------             ----------               ----------
Total assets................................     $13,064,874            $14,604,020              $17,431,781
                                                  ==========             ==========               ==========
LIABILITIES AND DIVISIONAL
(DEFICIT) SURPLUS
Current liabilities
  Accounts payable and accrued
    expenses................................     $   813,722            $   874,001              $ 1,945,129
  Obligations under capital leases..........          54,799                107,816                   65,535
  Interest payable..........................       2,528,013              1,645,708                  641,579
  Notes payable.............................      17,300,000             17,300,000
                                                  ----------             ----------               ----------
Total current liabilities...................      20,696,534             19,927,525                2,652,243
Capital lease obligations, less
current   portion...........................         233,862                233,862                  210,295
Long-term debt..............................          25,000                 25,000               13,050,000
                                                  ----------             ----------               ----------
Total liabilities...........................      20,955,396             20,186,387               15,912,538
Divisional (deficit) surplus...............       (7,890,522)            (5,582,367)               1,519,243
                                                  ----------             ----------                ---------
Total liabilities and divisional
(deficit)   surplus.........................     $13,064,874            $14,604,020              $17,431,781
                                                  ==========             ==========               ==========

See accompanying notes.

                            The Microwave Division of
                       Local Area Telecommunications, Inc.

                            Statements of Operations


                                                 Six Months Ended June 30,         Year ended December 31,
                                                --------------------------      ---------------------------
                                                    1996           1995             1995            1994
                                                    ----           ----             ----            ----
                                                        (Unaudited)
Revenues:
  Sales of communications services.........     $ 1,900,607     $2,043,513      $ 4,264,664     $ 4,946,988
  Sales of communications systems..........         578,904      1,517,031        2,656,718       1,842,828
  Installation charges.....................          49,667        120,479          169,165          88,151
                                                 ----------      ---------       ----------      ----------
                                                  2,529,178      3,681,023        7,090,547       6,877,967
Operating expenses
  Network services.........................       1,337,081      1,286,991        2,320,374       2,381,922
  Cost of systems sold.....................         391,744      1,093,815        1,714,429       1,302,601
  Selling, general and administrative......         872,202      1,016,857        2,582,894       2,780,982
  Depreciation and amortization............       1,280,152      1,345,046        2,784,156       2,608,765
                                                 ----------      ---------       ----------      ----------
                                                  3,881,179      4,742,709        9,401,853       9,074,270
                                                 ----------      ---------       ----------      ----------
Loss from operations.......................      (1,352,001)    (1,061,686)      (2,311,306)     (2,196,303)
Other income (expense)
  Interest income..........................           4,784          6,091           11,736           7,370
  Interest expense.........................        (960,938)      (720,788)      (1,587,851)     (1,012,434)
                                                 ----------     ----------       ----------      ----------
                                                   (956,154)      (714,697)      (1,576,115)     (1,005,064)
                                                 ----------     ----------       ----------      ----------
  Net loss.................................     $(2,308,155)   $(1,776,383)     $(3,887,421)    $(3,201,367)
                                                 ==========     ==========       ==========      ==========

See accompanying notes.

                            The Microwave Division of
                       Local Area Telecommunications, Inc.

                   Statements of Divisional (Deficit) Surplus

                       Six months ended June 30, 1996 and
                     years ended December 31, 1995 and 1994


Divisional surplus at December 31, 1993.........................  $ 4,692,407
  Net loss......................................................   (3,201,367)
  Net activity with Locate......................................       28,203
Divisional surplus at December 31, 1994.........................    1,519,243
  Net loss......................................................   (3,887,421)
  Net activity with Locate.......................... ...........   (3,214,189)
                                                                   ----------
Divisional deficit at December 31, 1995.........................   (5,582,367)
  Net loss (unaudited)........................................ .   (2,308,155)
                                                                   ----------
Divisional deficit at June 30, 1996 (unaudited).................  $(7,890,522)

See accompanying notes.

                            The Microwave Division of
                       Local Area Telecommunications, Inc.

                            Statements of Cash Flows

                                          Six Months Ended June 30,                 Year Ended December 31,
                                      ---------------------------------         --------------------------------
                                          1996                 1995                 1995                 1994
                                          ----                 ----                 ----                 ----
                                                (Unaudited)
Operating activities
--------------------
Net loss........................       $(2,308,155)        $(1,776,383)         $(3,887,421)         $(3,201,367)
Adjustments to
  reconcile net loss to net
  cash used in operating
  activities
    Depreciation and
      amortization..............         1,280,152           1,345,046            2,784,156            2,608,765
  Changes in assets and
      liabilities
    Accounts receivable.........           (73,559)           (110,217)             (11,878)             142,512
    Inventory...................           (48,813)            (20,839)            (457,660)            (228,059)
    Prepaids and other..........            39,057              20,061              449,989             (291,231)
    Accounts payable and
      accrued expenses..........           (60,279)            (18,533)          (1,071,128)            (223,308)
    Interest payable............           882,305             225,737            1,004,129                2,918
                                         ---------           ---------           ----------           ----------
Net cash used in operating
  activities....................          (289,292)           (335,128)          (1,189,813)          (1,189,770)
                                         ---------           ---------          -----------           ----------
Investing activities
--------------------
Capital expenditures............           (64,266)           (794,892)          (1,164,712)            (432,099)
                                         ---------           ---------          -----------           ----------
Net cash used in investing
  activities....................           (64,266)           (794,892)          (1,164,712)            (432,099)
                                         ---------           ---------          -----------           ----------
Financing activities
--------------------
Payments made under
  capital lease obligation......           (53,017)            (35,247)             (36,752)             (20,471)
Proceeds from issuance of
    short term debt.............                             1,500,000
Payments made on short term
     debt.......................                               (25,000)
Payments made on long-
  term debt.....................                                                    (25,000)          (7,500,000)
Proceeds from issuance of
  long-term debt................                                                  4,300,000           10,500,000
Payments to Locate..............                            (2,820,449)          (6,073,442)          (3,109,794)
Payments from Locate............                             1,147,035            2,859,253            2,952,997
                                         ---------           ---------           ----------           ----------
Net cash provided by (used
  in) financing activities......           (53,017)           (233,661)           1,024,059            2,822,732
                                         ---------           ---------           ----------           ----------
Net (decrease) increase in
  cash..........................          (406,575)         (1,363,681)          (1,330,466)           1,200,863
Cash at beginning of period.....           441,994           1,772,460            1,772,460              571,597
                                         ---------           ---------           ----------           ----------
Cash at end of period...........        $   35,419          $  408,779           $  441,994           $1,772,460
                                         =========           =========            =========            =========
Non-cash financing activities
-----------------------------
Acquisition of equipment
  under capital leases..........                                                 $  102,600           $  296,300
Issuance of Locate's common
  stock to retire debt..........                                                                         185,000


See accompanying notes.

                            The Microwave Division of
                       Local Area Telecommunications, Inc.

                          Notes to Financial Statements
                           December 31, 1995 and 1994
                       June 30, 1996 and 1995 (Unaudited)


1.       Summary of Significant Accounting Policies

Organization and Basis of Presentation

         Local Area Telecommunications, Inc. (the Company), a subsidiary of MobileMedia Corporation (MobileMedia), was incorporated on October 21, 1981. The Company's Microwave Division (the Division) is engaged in operations pertaining to the installation, servicing and maintenance of digital microwave radiosystems for business use within major metropolitan areas. The Division provides voice, data and image transmission between dispersed locations through point-to-point, point-to-multipoint and point-topoint short-haul digital microwave radio. The Division also designs, installs and sells microwave infrastructures used in cellular communication systems and other networks.

         The accompanying financial statements of the Microwave Division of Local Area Telecommunications, Inc. include all of the microwave operations of Local Area Telecommunications, Inc., including an allocated share of common expenses and specifically identifiable assets, liabilities and long-term debt. These financial statements have been prepared from the accounting records of Local Area Telecommunications, Inc. and are presented on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Division incurred net losses of $3,769,387 and $3,201,367 for the years ended December 31, 1995 and 1994, respectively, and as of December 31, 1995 had a divisional deficit of $5,432,367. The continued operations of the Division are dependent upon the receipt of additional funding from Mobile Media and/or other sources. There can be no assurance that such funding will be received.

         In October 1994, following a comprehensive review of the operations of the Company, the Company's Board of Directors developed a plan to sell substantially all of the assets of the Company by October 1995, retaining an investment banker to market the assets. At December 31, 1994, in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", the Company accrued losses in anticipation of disposal prior to December 31, 1995. At December 31,1995, the Microwave Division remained unsold and the Company accrued additional losses expected to be incurred due to the delay in consummating the disposal. The accrued losses at December 31, 1995 and 1994 have been recorded in the Company's accounts, and the accompanying financial statements do not reflect any allocation therefrom.

         On April 1, 1996, the Company entered into an agreement (the "Sale Agreement") to sell the assets of the Microwave Division, excluding cash, accounts receivable and certain security deposits, to WinStar Communications,Inc. (WinStar) in exchange for the assumption of certain liabilities and $17.5 million in the form of notes bearing interest at 8% (the WinStar Notes). The WinStar Notes are convertible into common stock of WinStar at the option of WinStar.

         Consummation of the sale noted above is subject to regulatory approval. There can be no assurance, however, that the sale will be consummated or that, if consummated, it will be consummated on the terms described above.

         In connection with the Sale Agreement, the Company entered into a service agreement ("Services Agreement") for a term commencing in April 1996 and terminating upon the earlier to occur of (i) the closing of the Sale Agreement, or (ii) termination of the Sale Agreement. Pursuant to the Services Agreement, WinStar provides management services for the Company. As full compensation for WinStar's performance of such services, the Company pays WinStar a fee of $125,000 per month during the term.

                            The Microwave Division of
                       Local Area Telecommunications, Inc.
                   Notes to Financial Statements--(Continued)


1.       Summary of Significant Accounting Policies--(Continued)

of the agreement, subject to certain adjustments.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Financial Statements

         The interim financial information as of June 30, 1996 and the six months ended June 30, 1996 and 1995 contained herein is unaudited but, in the opinion of management, includes all adjustments of a normal recurring nature which are necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year.

Inventories

         Inventories consist of the cost of communications equipment not yet placed in service plus the net book value of equipment previously in service which the Company anticipates returning to service within one year. All inventory is recorded at the lower of average cost or market.

Property and Equipment

         Property and equipment additions, as well as the labor costs associated with the installation thereof, are capitalized at cost. Depreciation is computed on the straight-line method based upon estimated useful lives ranging from 5 to 10 years.

Revenue Recognition

         The Company recognizes revenue for communication services when the services are provided. Sales of communication systems are recognized upon delivery and installation.

Impairment of Long-Lived Assets

         In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Division adopted Statement No. 121 as of January 1, 1996, which had no effect on the Division's financial position or results of operations.

Income Taxes

         The Division is included in the consolidated federal income tax return of MobileMedia. No consolidated federal income tax expense or benefit is allocated to the Division.

                            The Microwave Division of
                       Local Area Telecommunications, Inc.
                   Notes to Financial Statements--(Continued)


2.       Property and Equipment

         The components of property and equipment were as follows

                                      June
                                    30, 1996               December 31
                                    --------               ------------
                                   (Unaudited)         1995            1994
                                                       ----            ----
Equipment placed in service....... $26,375,597     $26,472,594     $26,641,661
Furniture and fixtures............   1,849,777       1,715,051       1,452,478
                                    ----------      -----------     ----------
                                    28,225,374      28,187,645      28,094,139
Less accumulated depreciation.....  19,426,204      18,172,589      16,562,239
                                    ----------      ----------      ----------
                                   $ 8,799,170     $10,015,056     $11,531,900
                                    ==========      ==========      ==========


         Included in equipment placed in service is certain equipment obtained under capital leases. At June 30, 1996, this equipment has a gross book value of approximately $429,000 and a net book value of approximately $343,000.

3.       Notes Payable

         Notes payable, all of which are unsecured, consisted of the following

                                       June
                                     30, 1996               December 31
                                     --------               -----------
                                    (Unaudited)         1995           1994
                                                        ----           ----
12% super senior note payable...... $ 7,300,000     $ 7,300,000    $ 3,000,000
10% senior notes payable, due
  March 31, 1996...................   7,500,000       7,500,000      7,500,000
10 % senior note payable, due
  September 15, 1996...............   2,500,000       2,500,000      2,500,000
12% Subordinated Note..............      25,000          25,000         50,000
                                     ----------      ----------     ----------
                                    $17,325,000     $17,325,000    $13,050,000
                                     ==========      ==========     ==========

         In December 1994, the Division refinanced $7,500,000 of its $10,000,000 10% note payable, due September 15, 1996 with two $3,750,000 10% senior notes payable (the Senior Notes), due January 1, 1996. On April 28, 1995, the due dates of the two $3,750,000 Senior Notes were extended to March 31, 1996.

         In December 1994, the Division borrowed $3,000,000 from a MobileMedia shareholder in exchange for a 12% super senior note payable due January 1, 1996. During 1995, the Division borrowed $4,300,000 in exchange for six additional 12% super senior notes (collectively, the "Super Senior Notes").

         As of April 9, 1996, neither the Senior Notes nor the Super Senior Notes (collectively, the "Notes") were repaid. It is anticipated that the Notes will be exchanged for WinStar Notes acquired by the Company pursuant to the Sale Agreement (Note 1).

         Total interest paid for the six months ended June 30, 1996 and 1995, and for the years ended December 31, 1995 and 1994 was approximately $79,000, $517,000, $586,000 and $1,269,000, respectively.

                            The Microwave Division of
                       Local Area Telecommunications, Inc.
                   Notes to Financial Statements--(Continued)


4.       Related Party Transactions

         For the six months ended June 30, 1996 and 1995, and for the years ended December 31, 1995 and 1994, the Division had sales to MobileMedia of approximately $18,000, $35,000, $70,000 and $721,000, respectively.

         In December 1995, on behalf of the Division, the Company acquired certain vehicles, totaling approximately $103,000, under capital lease agreements (the Agreements) with Roos Capital Planners, Inc., a related party. The Agreements require the Company to make 36 monthly installments of $4,000.

5.       Commitments and Contingencies

         On behalf of the Division, the Company leases space under cancelable and noncancellable operating leases which expire at various dates through 2000. Total rental expense for the six months ended June 30, 1996 and 1995, and for the years ended December 31, 1995 and 1994 was approximately $805,000, $756,000, $1,586,000 and $1,811,000, respectively. Additionally, the Company is obligated under capital leases for certain equipment.

         Future  minimum  payments  under  capital  leases  and   noncancellable
operating leases with initial terms of one year or more consists of the following as of December 31, 1995
                                                        Capital     Operating
                                                        Leases        Leases
                                                       --------     ----------
1996.................................................  $147,900     $  630,000
1997.................................................   147,900        538,000
1998.................................................   122,708         18,000
1999.................................................                    8,000
2000.................................................                    3,000
                                                        -------      ---------
Total future minimum payments........................   418,508     $1,197,000
                                                                     =========
Less amount representing interest....................    76,830
                                                        -------
Present value of net minimum lease payments (including
current portion of $107,816).........................  $341,678
                                                        =======

         The Company has employment agreements with certain executives through December 31, 1996 requiring the payment of $428,645 per year in compensation with increases of 5% per annum. Additionally, payments of $1,500,000 may be required in certain circumstances by the Company in the event of the termination of employment of the executives within six months from the date of sale of the Company, as defined in the employment agreements. Also, if the earnings before interest, depreciation, taxes and amortization of MobileMedia increase by more than 30% and 50%, the Chief Executive Officer is entitled to a payment of $350,000 for each noted percentage increase. Based on the specified performance criteria, $350,000 was expensed in each of 1994 and 1995, and is included in the results of operations.

                  (b)      Pro Forma Financial Information

                  WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated balance sheet has been prepared by taking the June 30, 1996 consolidated balance sheets of WinStar Communications, Inc. and subsidiaries (the "Company") and the balance sheet of certain assets of the Microwave Division of Local Area Telecommunications, Inc. ("Locate"), as if the Locate Asset Purchase had occurred on June 30, 1996. The unaudited pro forma condensed consolidated balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had the Locate Asset Purchase taken place on June 30, 1996.

         The following unaudited pro forma condensed consolidated statements of operations for the ten month period ended December 31, 1995 and for the six months ended June 30, 1996 give effect to the Company's acquisition of certain assets of Locate, 65% of The Winning Line, Inc. ("TWL"), 80% of Fox/Lorber, and the remaining 51% of Avant-Garde Telecommunications, Inc. ("AGT"), as if they occurred as of the beginning of the respective periods. The revenues and results of operations included in the following unaudited pro forma condensed consolidated statements of operations are not indicative of anticipated results of operations for periods subsequent to the acquisitions, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the acquisitions actually been completed at the beginning of each respective period.

         These financial statements should be read in conjunction with the notes to the unaudited pro forma condensed consolidated financial statements, which follow, the consolidated financial statements of the Company and the financial statements of Locate and the related notes thereto.

                  WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1996


                                                                                              Adjustments
                                                             The Company,       Locate,        Increase/
                                                              Historical      Historical       (Decrease)           Pro Forma
                                                             ------------    -----------      -----------           ---------
ASSETS
Current assets
  Cash and cash equivalents...............................   $ 75,600,073    $    35,419            --          $  75,635,492
  Short term investments..................................    115,460,429           --              --            115,460,429
                                                              -----------     ----------     -----------         -------------
    Cash, cash equivalents and short term investments.....    191,060,502         35,419            --            191,095,921

  Investments in marketable equity securities.............        937,500           --              --                937,500
  Accounts receivable, net................................     14,905,197        611,828            --             15,517,025
  Notes receivable........................................        214,318           --              --                214,318
  Inventories.............................................     10,924,137      3,402,454      (2,726,607)(a)       11,599,984
  Prepaid expenses and other current assets...............      8,888,945        130,974        (130,974)(a)        8,888,945
                                                              -----------     ----------     -----------         ------------
     Total current assets.................................    226,930,599      4,180,675      (2,857,581)         228,253,693

  Property and equipment, net.............................     25,788,184      8,799,170      (5,816,235)(a)       28,771,119
  Notes receivable........................................        385,106           --              --                385,106
  Investments and advances................................        399,729           --              --                399,729
  Licenses, net...........................................     12,519,169           --        14,705,188(a)        27,224,357
  Intangible assets, net..................................     10,061,579           --              --             10,061,579
  Deferred financing costs................................     11,157,759           --              --             11,157,759
  Other assets............................................      2,103,036         85,029            --              2,188,065
                                                              -----------     ----------      ----------          -----------
     Total assets.........................................   $289,345,161    $13,064,874     $ 6,031,372         $308,441,407
                                                              ===========     ==========      ==========          ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Loan payable............................................   $  8,758,076    $17,300,000     $17,500,000 (a)     $ 26,258,076
                                                                                             (17,300,000)(a)
  Accounts payable and accrued expenses...................     23,738,727      3,341,735      (2,034,150)(a)       25,046,312
  Capitalized lease obligations...........................      1,528,811         54,799            --              1,583,610
                                                              -----------     ----------      -----------         -----------
     Total current liabilities............................     34,025,614     20,696,534      (1,834,150)          52,887,998
  Senior notes payable....................................    164,715,601           --              --            164,715,601
  Convertible notes payable...............................     82,357,801           --              --             82,357,801
  Other notes payable.....................................      3,585,777         25,000         (25,000)(a)        3,585,777
  Capitalized lease obligations...........................      5,450,617        233,862          --                5,684,479
                                                              -----------     ----------      ----------          -----------
     Total liabilities....................................    290,135,410     20,955,396      (1,859,150)         309,231,656
                                                              -----------     ----------      ----------          -----------
  Commitments and contingencies
  Stockholders' equity:
    Preferred stock.......................................        688,900           --             --                 688,900
    Common stock, $.01 par value; authorized 75,000,000
      shares, issued 30,694,260 and outstanding 28,037,497
      shares, pro forma issued 34,094,260 and outstanding
      31,437,097 shares, and pro forma as adjusted issued
      38,087,366 and outstanding 35,430,603 shares........        306,943           --             --                 306,943
    Partners' capital.....................................           --             --             --                    --
    Additional paid-in capital............................    111,186,462           --             --             111,186,462
    Accumulated deficit...................................    (70,126,061)    (7,890,522)      7,890,522 (a)      (70,126,061)
                                                              -----------    -----------      ----------          -----------
                                                               42,056,244     (7,890,522)      7,890,522           42,056,244
    Less:  Treasury stock.................................    (42,733,993)          --             --             (42,733,993)
      Deferred compensation...............................           --             --             --                    --
      Unrealized loss on investment in marketable securities     (112,500)          --             --                (112,500)
                                                              -----------    -----------      ----------          -----------
      Total stockholders' equity..........................       (790,249)    (7,890,522)      7,890,522             (790,249)
                                                              -----------    -----------      ----------          -----------
      Total liabilities and stockholders' equity..........   $289,345,161    $13,064,874     $ 6,031,372         $308,441,407
                                                              ===========     ==========      ==========          ===========

                  WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                                                  TWL,          Fox/Lorber,       Pro Forma
                                                               Historical,      Historical,      Adjustments
                               The Company,       Locate,     January 1 to     January 1 to       Increase/
                                Historical      Historical    April 7, 1996    April 23, 1996     (Decrease)        Pro Forma
                               ------------     -----------   -------------    --------------     ----------        ---------
Net sales..................   $ 30,683,587      $ 2,529,178     $ 455,777       $ 2,292,535       $    --          $35,961,077
Cost of sales...............    17,647,510        1,728,825       367,607         1,447,169            --           21,191,111
                               -----------       ----------      --------        ----------        --------         ----------
   Gross profit.............    13,036,077          800,353        88,170           845,366            --           14,769,966
Selling, general and
   administrative expenses..    28,005,469          872,202       529,421           903,542            --           30,310,634
Depreciation................       834,965        1,280,152         9,008             7,000            --            2,131,125
                               -----------       ----------      --------        ----------        --------         ----------
Operating loss..............   (15,804,357)      (1,352,001)     (450,259)          (65,176)           --          (17,671,793)
Other (income) expense
   Interest expense.........    18,014,704          960,938       112,205            21,044        (246,438)(a)     18,862,453
   Interest income..........    (5,657,530)          (4,784)         --                --              --           (5,662,314)
   Amortization of intangibles     466,568             --           1,940             1,500         316,762 (b)        786,770
                               -----------       ----------      --------        ----------        --------         ----------
Net loss before income taxes   (28,628,099)      (2,308,155)     (564,404)          (87,720)        (70,324)       (31,658,702)
Income taxes................       186,887             --            --                --                --            186,887
                               -----------       ----------      --------        ----------        --------         ----------
Net loss....................  $(28,814,986)     $(2,308,155)    $(564,404)      $   (87,720)      $ (70,324)      $(31,845,589)
                               ===========       ==========      ========        ==========        ========        ===========
Net loss per share..........  $      (1.05)                                                                       $      (1.16)
                               ===========                                                                         ===========
Weighted average shares
   outstanding                  27,468,186                                                           41,868 (g)     27,510,054
                                ==========                                                         ========        ===========


                  WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE TEN MONTH PERIOD ENDED DECEMBER 31, 1995

                                                  AGT,                                                  Pro Forma
                                               Historical                                              Adjustments
                             The Company,      March 1 to      Locate,        TWL,      Fox/Lorber,     Increase/
                              Historical     July 17, 1995   Historical    Historical   Historical     (Decrease)      Pro Forma
                             ------------    -------------   ----------   -----------   ----------   ---------------  ------------
Net sales..................  $ 29,771,472     $    17,779   $ 7,090,547   $ 1,381,319   $7,534,876   $(2,189,994)(c)  $ 43,560,999
                                                                                                         (45,000)(e)
Cost of sales..............    19,546,351            --       4,034,803       957,190    5,679,399    (1,568,699)(c)    28,649,044
                              -----------      ----------    ----------    ----------    ---------    ----------
    Gross profit...........    10,225,121          17,779     3,055,744       424,12     1,855,477      (666,295)       14,911,955
Selling, general and
administrative expenses....    19,266,466       1,704,294     2,582,894     1,470,831    2,296,448       (70,000)(d)    26,554,832
                                                                                                        (651,101)(c)
                                                                                                         (45,000)(e)
Depreciation...............       770,284          59,250     2,784,156        25,000       27,521      (450,786)(c)     3,215,425
                              -----------      ----------    ----------    ----------    ---------    ----------       -----------
Operating loss.............    (9,811,629)     (1,745,765)   (2,311,306)   (1,071,702)    (468,492)      550,592       (14,858,302)
Other (income) expense
  Interest expense.........     7,630,079            --       1,587,851       244,454       79,174      (197,782)(a)     9,104,363
                                                                                                        (239,413)(c)
  Interest income..........    (2,889,813)           --         (11,736)         --           --            --          (2,901,549)
  Amortization of intangibles     439,888          31,978          --           7,045        5,619       603,823 (b)     1,087,416
                                                                                                            (937)(c)
  Other expense............          --              --            --            --        126,188       (21,031)(c)       105,157
  Equity in loss of AGT....       865,676            --            --            --           --        (865,676)(f)          --
                              -----------      ----------    ----------    ----------    ---------      --------       -----------
Net loss...................  $(15,857,459)    $(1,777,743)  $(3,887,421)  $(1,323,201)  $ (679,473)  $ 1,271,608      $(22,253,689)
                              ===========      ==========    ==========    ==========    =========    ==========       ===========
Net loss per share.........  $      (0.70)                                                                            $      (0.95)
                              ===========                                                                              ===========
Weighted average shares                                                                                  575,000 (h)
outstanding................    22,769,770                                                                 67,433 (g)    23,412,203
                              ===========                                                             ==========       ===========



                  WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

         The adjustments below were prepared based on data currently available and in some cases are based on estimates or approximations. It is possible that the actual amounts to be recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying unaudited pro forma condensed consolidated financial statements. It is therefore possible that the entries presented below will not be the amounts actually recorded. Deferred income taxes have not been considered in the pro forma balance sheet because they are not expected to be material at the time of the consummation of the acquisitions.

Balance Sheet at June 30, 1996

         (a) To record the issuance of $17,500,000 in notes payable in payment for certain assets of Locate, to eliminate assets and liabilities not acquired or assumed and division deficiency, and to allocate the excess of the purchase price over the fair value of the assets acquired to the licenses acquired.

Statements of Operations for the Ten Months Ended December 31, 1995 and For the Six Months Ended June 30, 1996

         (a) To eliminate interest expense incurred by Locate on liabilities not assumed by the Company, offset in part by an adjustment to record interest expense at 8% per annum on a $17.5 million promissory note to be issued by the Company in connection with the acquisition of certain assets of Locate.

         (b) To record amortization of the excess of the purchase price over the net book value of the assets acquired in the Locate, TWL and Fox/Lorber transactions.

         (c) To adjust the historical results of operations to a ten month period. The historical results of operations reflected in the December 31, 1995 unaudited pro forma condensed consolidated statement of operations for Locate and Fox/Lorber are for the twelve months ended December 31, 1995 and September 30, 1995, respectively, and these adjustments are made to restate these historical results for the ten months ended on those respective dates. Had the historical results of operations and the pro forma adjustments been restated in all instances to reflect twelve months of activity, the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 would reflect net sales of $49.4 million, an operating loss of $16.1 million, and a net loss of $51.5 million.

         (d) To eliminate management fee expense incurred by TWL and payable to the Company.

         (e) To eliminate management fees charged by the Company to AGT pursuant to a management agreement.

         (f) To eliminate the Company's proportionate share of AGT's results for the period, recorded previously under the equity method.

         (g)  To  record  shares  issued  in  accordance   with  the  Fox/Lorber
acquisition agreement as being outstanding for the entire period.

         (h) To record shares issued in accordance with the AGT merger agreement as being outstanding for the entire period.

        (c)  Exhibits

             Exhibit Number    Description

                   1 Purchase and Sale Agreement by and among the Company, WinStar Locate, Inc., MobileMedia Corporation and Local Area Telecommunications, Inc. (incorporated by reference to Exhibit 10.69 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996)

                   2 Amendment to the Purchase and Sale agreement by and among the Company, WinStar Locate, Inc., MobileMedia Corporation and Local Area Telecommunications, Inc. (filed herewith).

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October __, 1996              WINSTAR COMMUNICATIONS, INC.
                                      ----------------------------
                                      (Registrant)


                                      /s/ Timothy R. Graham
                                      ----------------------------
                                      Timothy R. Graham
                                      Executive Vice President

                                  EXHIBIT INDEX


Exhibit Number    Description

     1 Purchase and Sale Agreement by and among the Company, WinStar Locate, Inc., MobileMedia Corporation and Local Area Telecommunications, Inc. (incorporated by reference to Exhibit
                  10.69 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996)

     2 Amendment to the Purchase and Sale agreement by and among the Company, WinStar Locate, Inc., MobileMedia Corporation and Local Area Telecommunications, Inc. (filed herewith).